As filed with the Securities and Exchange Commission on December 22, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                            REDIFF.COM INDIA LIMITED
             (Exact Name of Registrant as Specified in Its Charter)
                         -----------------------------


    Republic of India                                    Not Applicable
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                          Mahalaxmi Engineering Estate
                          L.J. Road No. 1, Mahim (West)
                                 Mumbai 400 016
                                Republic of India
                    (Address of Principal Executive Offices)

                          -----------------------------
                        2002 ADR LINKED Stock Option Plan
                            (Full Title of the Plan)
                          -----------------------------

                         India Abroad Publications, Inc.
                               43 West 24th Street
                            New York, New York 10010
                              Attention: President
                     (Name and Address of Agent For Service)

                                 (646) 432-6029
          (Telephone Number, Including Area Code, of Agent For Service)
                                   Copies to:
                                Perry Pappas Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                   (212) 506-5000 (Phone) (212) 506-5151 (Fax)


                         CALCULATION OF REGISTRATION FEE
========================================= ==================== ==================== ==================== ===================
                                               Amount              Proposed             Proposed            Amount of
 Title of Securities To Be Registered           To Be          Maximum Offering     Maximum Aggregate      Registration
                                             Registered(1)       Price Per Share      Offering Price            Fee
----------------------------------------- -------------------- -------------------- -------------------- -------------------
Equity shares, par value Rs 5 per               560,000             $5.02(2)           $2,811,200(2)            $250
share, represented by 2 ADS
                                          -------------------- -------------------- -------------------- -------------------


(1) This registration statement covers the aggregate number of equity shares which may be sold upon the exercise of options which have been granted and may be granted under the 2002 ADR Linked Stock Option Plan (the "Plan"). Pursuant to Rule 416, this registration statement shall also be deemed to cover an indeterminate number of additional equity shares in the event the number of outstanding shares is increased by stock split, stock dividend and/or similar transactions.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee of shares available for future awards under the plan, based on the average high and low sales price of the American Depositary Shares on The Nasdaq SmallCap Market as of December 17, 2003



================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


Item 2.   Registrant Information and Employee Plan Annual Information

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by Rediff.com India Limited (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

               1. The Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2003 (File No. 000-30735), filed with the Commission on September 19, 2003;

               2. The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on October 10, 2003;

               3. The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on November 12, 2003; and

               4. The description of the Registrant's American Depository Shares representing Equity Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-30735), filed with the Commission pursuant to Section 12(g) of the Exchange Act on May 31, 2000, including any subsequent amendment or report filed for the purpose of updating that description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

               The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the Registrant's Head of Investor Relations and Corporate Communications, Rediff.com India Limited, Mahalaxmi Engineering Estate, L.J. Road No. 1, Mahim (West) Mumbai 400 016, Republic of India.

Item 4.   Description of Securities

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          The Company has undertaken to indemnify its directors and officers, to the extent permitted by applicable law, against certain liabilities, including liabilities under the Securities Act. The Company has entered into indemnification agreements with its directors and officers which, among other things, indemnify such persons for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company.

          The  Registrant  has  obtained   directors'  and  officers'  insurance
          providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

Item 7.   Exemption From Registration Claimed

          Not applicable.

Item 8.   Exhibits

          Exhibit
          Number      Description
          ------      -----------
          5.1         Opinion of Sejal Jaradi, Esq.

          10.1        2002 ADR Linked Stock Option Plan*

          23.1 Consent of Sejal Jaradi, Esq. (included in opinion filed as Exhibit 5)

          23.2        Consent of Ernst & Young LLP

          23.3        Consent of Deloitte Haskins & Sells

          24          Powers of Attorney (included on the signature page hereto)

* Incorporated by reference to Exhibit 10.1 of the Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2003 (File No. 000-30735), filed with the Commission on September 19, 2003.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)to include any  material  information  with  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and

                         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or provided to the Commission by GHS pursuant to
                         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mumbai, Country of India, on the 22nd day of December, 2003.


                                             REDIFF.COM INDIA LIMITED


                                             By:      /s/ Joy Basu
                                                --------------------------------
                                                Name:   Joy Basu
                                                Title:  Chief Financial Officer



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ajit Balakrishnan and Joy Basu his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto,(ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange Commission any exhibits to such registration statement or pre-effective or post-effective amendments, (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection there with, (v) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (vi) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done (including any prospectus included in this registration statement), as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                      Title of Capacities                    Date
      ---------                      -------------------                    ----

/s/ Ajit Balakrishnan         Chairman and Managing Director   December 22, 2003
-------------------------
Ajit Balakrishnan

/s/ Joy Basu                  Chief Financial Officer          December 22, 2003
-------------------------
Joy Basu

/s/ Diwan Arun Nanda          Director                         December 22, 2003
-------------------------
Diwan Arun Nanda

/s/ Sunil N. Phatarphekar     Director                         December 22, 2003
-------------------------
Sunil N. Phatarphekar

/s/ Abhay Havaldar            Director                         December 22, 2003
-------------------------
Abhay Havaldar

/s/ Pulak Prasad              Director                         December 22, 2003
-------------------------
Pulak Prasad

                              Director                         December 22, 2003
-------------------------
Ashok Narasimhan

      Signature                      Title of Capacities                    Date
      ---------                      -------------------                    ----

/s/ Rhajeev Bhambri           Authorized U.S. Representative   December 22, 2003
-------------------------
Rhajeev Bhambri

                                  EXHIBIT INDEX

Exhibit
Number                   Name
------                   ----
5.1                      Opinion of Sejal Jaradi, Esq.

10.1                     2002 ADR Linked Stock Option Plan*

23.1 Consent of Sejal Jaradi, Esq. (included in opinion filed as Exhibit 5)

23.2                     Consent of Ernst & Young LLP

23.3                     Consent of Deloitte Haskins & Sells

24 Powers of Attorney (included on the signature page hereto)

* Incorporated by reference to Exhibit 10.1 of the Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2003 (File No. 000-30735), filed with the Commission on September 19, 2003.